UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Current Report is to correct a clerical error in Table 8 on page 9 of Exhibit 99.1 to Altria Group, Inc.’s (“Altria”) Current Report on Form 8-K dated today, April 22, 2009, announcing Altria’s financial results for the quarter ended March 31, 2009.

Item 2.02.	Results of Operations and Financial Condition.

On April 22, 2009, Altria issued an earnings press release announcing its financial results for the quarter ended March 31, 2009. A clerical error was subsequently discovered in Table 8 on page 9 of Exhibit 99.1: the volume data for Skoal and Copenhagen were inadvertently reversed. A corrected Table 8 is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference. All other information in the press release and the Form 8-K filed earlier today remains unchanged.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Altria Group, Inc. Corrected Table 8 (furnished pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ Sean X. McKessy
Name:	Sean X. McKessy
Title:	Corporate Secretary

DATE: April 22, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Altria Group, Inc. Corrected Table 8 (furnished pursuant to Item 2.02)